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                                                                    EXHIBIT 10.4


                      COMMERCIAL REAL ESTATE SALE CONTRACT

      1. This Contract is made this Nineteenth day of August, 2005 by and between Western Properties SELLER, and Western Express, Inc., BUYER.

      2. Witnesseth: The Seller hereby sells to the Buyer the following described real estate, together with all improvements thereon, including, if any, gas heaters, central ventilating, air-conditioning, lighting, heating, and plumbing equipment and fixtures, in Davidson County, State of Tennessee, to wit:
7135 Centennial Place, Nashville, Tennessee 37209.

      3. This sale is subject, however, to any recorded restrictions, easements, party wall agreements, community contracts, and zoning laws.

      4. The purchase price is Eleven Million Nine Hundred Forty Thousand Dollars ($11,940,000.00), or current value as appraised. The amount due shall be paid by satisfaction of existing encumbrances, cash and or notes payable to Seller.

      5. The rental from said property, and the interest on any existing mortgages or Deeds of Trust to which this sale is made subject, shall be prorated between the Seller and the Buyer as of the date of the delivery of the deed.

      6. The Seller shall pay all taxes, general and special, and all assessments, which are a lien on said property and can be paid at the date of this contract, except that (1) all general state, county, school and municipal taxes (exclusive of rebates, penalties or interest) payable during the calendar year in which the deed is delivered and (2) installments due for the year in which the delivery of the deed occurs for general or special assessments or both being paid on an installment basis (future installments shall be assumed and paid by the Buyer and shall not be paid by Seller under this paragraph) shall be prorated between the Seller and the Buyer on the basis of the said calendar year, as of the date of delivery of the deed. If the amount of any such tax to be prorated cannot then be ascertained, proration shall be computed on the amount thereof for the preceding year.

      7. Seller shall furnish the Buyer an Owner's Title Insurance Policy, unless waived by Buyer, in the amount of the purchase price from a company authorized to insure titles in this state, insuring a merchantable fee simple title in the Buyer subject to provisions of this contract as of the date of recording the deed. The Seller shall deliver to the Buyer a commitment for said policy and upon receipt of said commitment Buyer shall have 10 days to examine the commitment and state in written form delivered to Seller and title company any defects in the condition of the title. Thereafter Seller shall have thirty
(30) days, if necessary, to make any corrections to the defects in the title. In case such defects in title are not rectified within the time specified, or the commitment is not delivered within twenty (20) days after Buyer advises Seller in writing that said commitment has not been received, this contract shall be null and void, unless the Buyer elects to waive such defects or the failure to deliver the commitment as above provided and the money deposited aforesaid shall be returned to the Buyer.

      8. The Buyer has inspected the property, including the building and improvements thereon, if any, covered by this contract and is thoroughly acquainted and satisfied with its present condition. Seller has not made, and does not now make any representations as to the past, present or future condition, income, expenses, operation or any other matter or thing affecting or relating to the property except as may be herein expressly set forth, and Buyer hereby
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acknowledges that no such terms, agreements, covenants and conditions were made by and between the parties hereto.

      9. This contract may not be changed or modified, either in whole or in part except by initialing changes herein or by an agreement in writing signed by all parties hereto.

      10. Seller and Buyer agree that no brokers are due any commissions on this sale.

      13. If the Seller has a merchantable fee simple title to said property as above provided, the Seller shall deliver to the Buyer at closing a General Warranty Deed, properly executed and conveying said property free and clear of all liens and encumbrances whatsoever, except as herein provided and the Buyer shall then and there pay the balance, if any, of said cash payment, and/or execute and deliver to the Seller a note as hereinbefore provided for. The Buyer shall furnish insurance policies necessary for the protection of the holders of mortgages or Deeds of Trust, containing loss clauses payable to the holders of the mortgages or Deeds as their interests may appear. The insurance policies shall be held by the holder of the first mortgage or Deed of Trust until paid.

      14. Subject to all the provisions of this contract the closing of this contract shall take place on the Sixteenth day of September, 2005, or prior thereto by mutual consent and possession shall be delivered to the Buyer as upon closing.

      15. If before closing any of the improvements on said property are destroyed or substantially damaged by a casualty, the Buyer or the Seller shall have the option of cancelling this contract by written notice within ten (10) days thereafter. If cancelled, the deposit shall be returned to the Buyer and this contract shall be null and void.

      16. This contract shall be construed under the laws of the state of Tennessee.

      TIME IS OF THE ESSENCE OF THIS CONTRACT.

Western Properties,                       Western Express, Inc.
A Tennessee Partnership,                  Buyer
Seller

By: /s/ Wayne M. Wise                         By: /s/ Richard Prickett
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                                                  CFO